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                                                                   Exhibit 10.21

                               FINISAR CORPORATION
                     EXECUTIVE RETENTION AND SEVERANCE PLAN
                            ADOPTED FEBRUARY 25, 2003

     1.   ESTABLISHMENT AND PURPOSE

          1.1 ESTABLISHMENT. The Finisar Corporation Executive Retention and Severance Plan (the "PLAN") is hereby established by the Compensation Committee of the Board of Directors of Finisar Corporation, effective February 25, 2003 (the "EFFECTIVE DATE").

          1.2 PURPOSE. The Company draws upon the knowledge, experience and advice of its Officers and Key Employees in order to manage its business for the benefit of the Company's stockholders. Due to the widespread awareness of the possibility of mergers, acquisitions and other strategic alliances in the Company's industry, the topic of compensation and other employee benefits in the event of a Change in Control is an issue in competitive recruitment and retention efforts. The Committee recognizes that the possibility or pending occurrence of a Change in Control could lead to uncertainty regarding the consequences of such an event and could adversely affect the Company's ability to attract, retain and motivate its Officers and Key Employees. The Committee has therefore determined that it is in the best interests of the Company and its stockholders to provide for the continued dedication of its Officers and Key Employees notwithstanding the possibility or occurrence of a Change in Control by establishing this Plan to provide designated Officers and Key Employees with enhanced financial security in the event of a Change in Control. The purpose of this Plan is to provide its Participants with specified compensation and benefits in the event of termination of employment under circumstances specified herein upon or following a Change in Control.

     2.   DEFINITIONS AND CONSTRUCTION

          2.1 DEFINITIONS. Whenever used in this Plan, the following terms shall have the meanings set forth below:

               (a) "BASE SALARY RATE" means a Participant's monthly base salary determined at the greater of (1) the Participant's monthly base salary rate in effect immediately prior to the Participant's Termination Upon a Change in Control or (2) the Participant's monthly base salary rate in effect immediately prior to the applicable Change in Control. For this purpose, base salary does not include any bonuses, commissions, fringe benefits, car allowances, other irregular payments or any other compensation except base salary.

               (b) "BENEFIT PERIOD" means (1) with respect to a Participant who is an Executive Officer a period of twenty-four (24) months and (2) with respect to a Participant who is a Key Employee, a period of months determined by the Committee and set forth in the Participant's Participation Agreement.

               (c) "BOARD" means the Board of Directors of the Company.



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               (d) "CAUSE" means the occurrence of any of the following, as determined in good faith by a vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant's counsel, to be heard before the Board):

                    (1) the Participant's commission of any act of fraud, embezzlement or dishonesty;

                    (2) the Participant's unauthorized use or disclosure of confidential information or trade secrets of any member of the Company Group; or

                    (3) the Participant's intentional misconduct adversely affecting the business or affairs of any member of the Company Group.

               (e) "CHANGE IN CONTROL" means, except as otherwise provided in the Participation Agreement applicable to a given Participant, the occurrence of any of the following:

                    (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of (i) the outstanding shares of common stock of the Company or (ii) the total combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors;

                    (2) the Company is party to a merger, consolidation or similar corporate transaction, or series of related transactions, which results in the holders of the voting securities of the Company outstanding immediately prior to such transaction(s) failing to retain immediately after such transaction(s) direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the securities entitled to vote generally in the election of directors of the Company or the surviving entity outstanding immediately after such transaction(s);

                    (3) the sale or disposition of all or substantially all of the Company's assets or consummation of any transaction, or series of related transactions, having similar effect (other than a sale or disposition to one or more subsidiaries of the Company); or

                    (4) a change in the composition of the Board within any consecutive two-year period as a result of which fewer than a majority of the directors are Incumbent Directors.

               (f) "CHANGE IN CONTROL PERIOD" means a period commencing upon the date of the consummation of a Change in Control and ending on the date occurring eighteen (18) months thereafter.



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               (g) "COBRA" means the group health plan continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and any applicable regulations promulgated thereunder.

               (h) "CODE" means the Internal Revenue Code of 1986, as amended, or any successor thereto and any applicable regulations promulgated thereunder.

               (i) "COMMITTEE" means the Compensation Committee of the Board.

               (j) "COMPANY" means Finisar Corporation, a Delaware corporation, and, following a Change in Control, a Successor that agrees to assume all of the terms and provisions of this Plan or a Successor which otherwise becomes bound by operation of law to this Plan.

               (k) "COMPANY GROUP" means the group consisting of the Company and each present or future parent and subsidiary corporation or other business entity thereof.

               (l) "DISABILITY" means a Participant's permanent and total disability within the meaning of Section 22(e)(3) of the Code.

               (m) "EXECUTIVE OFFICER" means an individual appointed by the Board as an executive officer of the Company and serving in such capacity both upon becoming a Participant (unless then serving as a Key Employee) and immediately prior to the consummation of a Change in Control.

               (n) "GOOD REASON" means the occurrence of any of the following conditions upon or following a Change in Control, without the Participant's informed written consent, which condition(s) remain(s) in effect ten (10) days after written notice to the Company from the Participant of such condition(s):

                    (1) assignment of the Participant to a position that is not a Substantive Functional Equivalent of the position which the Participant occupied immediately prior to the Change in Control;

                    (2) a decrease in the Participant's Base Salary Rate or a decrease in the Participant's target bonus amount (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Participant);

                    (3) any failure by the Company Group to (i) continue to provide the Participant with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company Group then held by the Participant, in any benefit or compensation plans and programs, including, but not limited to, the Company Group's life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the Participant was participating immediately prior to the date of the Change in Control, or their equivalent, or (ii) provide the Participant with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee



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group which customarily includes a person holding the employment position or a comparable position with the Company Group then held by the Participant;

                    (4) the relocation of the Participant's work place for the Company Group to a location that increases the regular commute distance between the Participant's residence and work place by more than thirty (30) miles (one-way), or the imposition of travel requirements substantially more demanding of the Participant than such travel requirements existing immediately prior to the Change in Control; or

                    (5) any material breach of this Plan by the Company with respect to the Participant.

The existence of Good Reason shall not be affected by the Participant's temporary incapacity due to physical or mental illness not constituting a Disability. The Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any condition constituting Good Reason hereunder. For the purposes of any determination regarding the existence of Good Reason hereunder, any claim by the Participant that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board that Good Reason does not exist, and the Board, acting in good faith, affirms such determination by a vote of not less than two-thirds of its entire membership (excluding the Participant if the Participant is a member of the Board).

               (o) "INCUMBENT DIRECTOR" means a director who either (1) is a member of the Board as of the Effective Date, or (2) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but (3) was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

               (p) "KEY EMPLOYEE" means an individual, other than an Executive Officer, who has been designated by the Committee as eligible to participate in the Plan, and who, immediately prior to the consummation of a Change in Control, is employed by the Company Group.

               (q) "OPTION" means any option to purchase shares of the capital stock of the Company or of any other member of the Company Group granted to a Participant by the Company or any other Company Group member, whether granted before or after a Change in Control, including any such option which is assumed by, or for which a replacement option is substituted by, the Successor or any other member of the Company Group in connection with the Change in Control.

               (r) "PARTICIPANT" means each Executive Officer and Key Employee designated by the Committee to participate in the Plan, provided such individual has executed a Participation Agreement.

               (s) "PARTICIPATION AGREEMENT" means an Agreement to Participate in the Finisar Corporation Executive Retention and Severance Plan in the form attached hereto as Exhibit A or in such other form as the Committee may approve from time to time; provided, however, that, after a Participation Agreement has been entered into between a Participant



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and the Company, it may be modified only by a supplemental written agreement executed by both the Participant and the Company. The terms of such forms of Participation Agreement need not be identical with respect to each Participant. For example, a Participation Agreement may limit the duration of a Participant's participation in the Plan or may modify the definition of "Change in Control" with respect to a Participant, or, in the case of a Key Employee, may specify a Benefit Period that is not identical to the Benefit Period specified for other Participants.

               (t) "RELEASE" means a general release of all known and unknown claims against the Company and its affiliates and their stockholders, directors, officers, employees, agents, successors and assigns substantially in the form attached hereto as Exhibit B ("General Release of Claims, Age 40 and Over") or Exhibit C ("General Release of Claims, Under Age 40"), whichever is applicable, with any modifications thereto determined by legal counsel to the Company to be necessary or advisable to comply with applicable law or to accomplish the intent of Section 8 (Exclusive Remedy) hereof.

               (u) "RESTRICTED STOCK" means any shares of the capital stock of the Company or of any other member of the Company Group granted to a Participant by the Company or any other Company Group member or acquired upon the exercise of an Option, whether such shares are granted or acquired before or after a Change in Control, including any shares issued in exchange for any such shares by a Successor or any other member of the Company Group in connection with a Change in Control.

               (v) "SUBSTANTIVE FUNCTIONAL EQUIVALENT" means an employment position occupied by a Participant after a Change in Control that:

                    (1) is in a substantive area of competence (such as, accounting, executive management, finance, human resources, marketing, sales and service, or operations, etc.) that is consistent with the Participant's experience and not materially different from the position occupied by the Participant immediately prior to the Change in Control;

                    (2) allows the Participant to serve in a role and perform duties that are functionally equivalent to those performed immediately prior to the Change in Control (such as business unit executive with profit and loss responsibility, product line manager, marketing strategist, geographic sales manager, executive officer, etc.); and

                    (3) does not otherwise constitute a material, adverse change in the Participant's responsibilities or duties, as measured against the Participant's responsibilities or duties prior to the Change in Control, causing it to be of materially lesser rank or responsibility within the Company or an equivalent business unit of its parent.

               (w) "SUCCESSOR" means any successor in interest to substantially all of the business and/or assets of the Company.

               (x) "TERMINATION UPON A CHANGE IN CONTROL" means the occurrence of any of the following events:

                    (1) termination by the Company Group of the Participant's employment for any reason other than Cause during a Change in Control Period; or



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                    (2) the Participant's resignation for Good Reason from
employment with the Company Group during a the Change in Control Period;

provided, however, that Termination Upon a Change in Control shall not include any termination of the Participant's employment which is (i) for Cause, (ii) a result of the Participant's death or Disability, or (iii) a result of the Participant's voluntary termination of employment other than for Good Reason.

          2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

     3.   ELIGIBILITY AND PARTICIPATION

          The Committee shall designate those Executive Officers and Key Employees who shall be eligible to become Participants in the Plan. To become a Participant, an Executive Officer or Key Employee must execute a Participation Agreement.

     4.   TREATMENT OF EQUITY AWARDS UPON A CHANGE IN CONTROL

          4.1 OPTIONS AND RESTRICTED STOCK. Notwithstanding any provision to the contrary contained in any plan or agreement evidencing an Option granted to a Participant, the Participant shall be credited effective immediately prior to, but conditioned upon, the consummation of a Change in Control and thereafter, for purposes of determining the extent of the vesting and exercisability of each outstanding Option then held by the Participant and the vesting of any shares of Restricted Stock acquired by the Participant upon the exercise of an Option, with one (1) additional year of employment or service with the Company Group. Furthermore, in the event of a Change in Control in which the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "ACQUIROR"), does not assume the Company's rights and obligations under the then-outstanding Options held by the Participant or substitute for such Options substantially equivalent options for the Acquiror's stock, then the vesting and exercisability of each such Option shall be accelerated in full effective immediately prior to, but conditioned upon, the consummation of the Change in Control.

          4.2 OTHER EQUITY AWARDS. Except as set forth in Section 4.1 above, the treatment of stock-based compensation upon the consummation of a Change in Control shall be determined in accordance with the terms of the plans or agreements providing for such awards.

     5.   BENEFITS UPON TERMINATION UPON A CHANGE IN CONTROL

          In the event of a Participant's Termination Upon a Change in Control, the Participant shall be entitled to receive the compensation and benefits described in this Section 5.

     5.1  ACCRUED OBLIGATIONS. The Participant shall be entitled to receive:



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               (a) all salary, bonuses, commissions and accrued but unused vacation earned through the date of the Participant's termination of employment;

               (b) reimbursement within ten (10) business days of submission of proper expense reports of all expenses reasonably and necessarily incurred by the Participant in connection with the business of the Company Group prior to his or her termination of employment; and

               (c) the benefits, if any, under any Company Group retirement plan, nonqualified deferred compensation plan, stock purchase or other stock-based compensation plan or agreement (other than any such plan or agreement pertaining to Options, Restricted Stock or other stock-based compensation whose treatment is prescribed by Section 5.2(c) below), health benefits plan or other Company Group benefit plan to which the Participant may be entitled pursuant to the terms of such plans or agreements.

          5.2 SEVERANCE BENEFITS. Provided that the Participant executes and does not revoke the Release applicable to such Participant at or following the time of the Participant's Termination Upon a Change in Control and subject to the provisions of Section 6, the Participant shall be entitled to receive the following severance payments and benefits:

               (a) CASH SEVERANCE PAYMENT. Within ten (10) business days following the later of the Participant's termination of employment or the last day on which the Participant may revoke the Release in accordance with its terms, the Company shall pay to the Participant in a lump sum cash payment an amount equal to the product of (a) the Participant's Base Salary Rate and (b) the number of months in the Benefit Period applicable to the Participant.

               (b) HEALTH AND LIFE INSURANCE BENEFITS. For the period commencing immediately following the Participant's termination of employment and continuing for the duration of the Benefit Period applicable to the Participant, the Company shall arrange to provide the Participant and his or her dependents with health (including medical and dental) and life insurance benefits substantially similar to those provided to the Participant and his or her dependents immediately prior to the date of such termination of employment (without giving effect to any reduction in such benefits constituting Good Reason). Such benefits shall be provided to the Participant at the same premium cost to the Participant and at the same coverage level as in effect as of the Participant's termination of employment (without giving effect to any reduction in such benefits constituting Good Reason); provided, however, that the Participant shall be subject to any change in the premium cost and/or level of coverage applicable generally to all employees holding the position or comparable position with the Company which the Participant held immediately prior to the Change in Control. The Company may satisfy its obligation to provide a continuation of health insurance benefits by paying that portion of the Participant's premiums required under COBRA that exceed the amount of premiums that the Participant would have been required to pay for continuing coverage had he or she continued in employment. If the Company is not reasonably able to continue such health and/or life insurance coverage under the Company's benefit plans, the Company shall provide substantially equivalent coverage under other sources or will reimburse the Participant for premiums (in excess of the Participant's premium cost described above) incurred by the Participant to obtain his or her own



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such coverage. If the Participant and/or the Participant's dependents become eligible to receive any such coverage under another employer's benefit plans during the applicable Benefit Period, the Participant shall report such eligibility to the Company, and the Company's obligations under this subsection shall be secondary to the coverage provided by such other employer's plans. For the balance of any period in excess of the applicable Benefit Period during which the Participant is entitled to continuation coverage under COBRA, the Participant shall be entitled to maintain coverage for himself or herself and the Participant's eligible dependents at the Participant's own expense.

               (c) ACCELERATION OF VESTING OF OPTIONS, RESTRICTED STOCK AND OTHER STOCK-BASED COMPENSATION; EXTENSION OF OPTION EXERCISE PERIOD. Notwithstanding any provision to the contrary contained in any agreement evidencing an Option, Restricted Stock or other stock-based compensation award granted to a Participant, the vesting and/or exercisability of each of the Participant's outstanding Options, Restricted Stock and other stock-based compensation awards shall be accelerated in full effective as of the date of the Participant's termination of employment so that each Option, share of Restricted Stock and other stock-based compensation award held by the Participant shall be immediately exercisable and/or fully vested as of such date; provided, however, that such acceleration of vesting and/or exercisability shall not apply to any stock-based compensation award where such acceleration would result in plan disqualification or would otherwise be contrary to applicable law (e.g., an employee stock purchase plan intended to qualify under Section 423 of the Code). Furthermore, each such Option, to the extent unexercised on the date on which the Participant's employment terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the later of the date specified in the agreement evidencing such Option or the expiration of one (1) year after the date on which the Participant's employment terminated, but in any event no later than the date of expiration of the Option's term as set forth in the agreement evidencing such Option.

          5.3 INDEMNIFICATION; INSURANCE.

               (a) In addition to any rights a Participant may have under any indemnification agreement previously entered into between the Company and such Participant (a "PRIOR INDEMNITY AGREEMENT"), from and after the date of the Participant's termination of employment, the Company shall indemnify and hold harmless the Participant against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, by reason of the fact that the Participant is or was a director, officer, employee or agent of the Company Group, or is or was serving at the request of the Company Group as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether asserted or claimed prior to, at or after the date of the Participant's termination of employment, to the fullest extent permitted under applicable law, and the Company shall also advance fees and expenses (including attorneys' fees) as incurred by the Participant to the fullest extent permitted under applicable law. In the event of a conflict between the provisions of a Prior Indemnity Agreement and the provisions of this Plan, the Participant may elect which provisions shall govern.



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               (b) For a period of six (6) years from and after the date of termination of employment of a Participant who was an officer and/or director of the Company at any time prior to such termination of employment, the Company shall maintain a policy of directors' and officers' liability insurance for the benefit of such Participant which provides him or her with coverage no less favorable than that provided for the Company's continuing officers and directors.

     6.   FEDERAL EXCISE TAX UNDER SECTION 4999 OF THE CODE

          6.1 EXCESS PARACHUTE PAYMENT. In the event that any payment or benefit received or to be received by the Participant pursuant to this Plan or otherwise (collectively, the "PAYMENTS") would subject the Participant to any excise tax pursuant to Section 4999 of the Code (the "EXCISE TAX") due to the characterization of such Payments as an excess parachute payment under Section 280G of the Code, then, notwithstanding the other provisions of this Plan, the amount of such Payments will not exceed the amount which produces the greatest after-tax benefit to the Participant.

          6.2 DETERMINATION BY ACCOUNTANTS. Upon the occurrence of any event (the "EVENT") that would give rise to any Payments pursuant to this Plan, the Company shall promptly request a determination in writing by independent public accountants (the "ACCOUNTANTS") selected by the Company and reasonably acceptable to the Participant of the amount and type of such Payments which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses charged by the Accountants in connection with their services contemplated by this Section.

     7.   CONFLICT IN BENEFITS; NONCUMULATION OF BENEFITS

          7.1 EFFECT OF PLAN. The terms of this Plan, when accepted by a Participant pursuant to an executed Participation Agreement, shall supersede all prior arrangements, whether written or oral, and understandings regarding the subject matter of this Plan and shall be the exclusive agreement for the determination of any payments and benefits due to the Participant upon the events described in Sections 4, 5 and 6.

          7.2 NONCUMULATION OF BENEFITS. Except as expressly provided in a written agreement between a Participant and the Company entered into after the date of such Participant's Participation Agreement and which expressly disclaims this Section 7.2 and is approved by the Board or the Committee, the total amount of payments and benefits that may be received by the Participant as a result of the events described in Sections 4, 5 and 6 pursuant to (a) this Plan, (b) any agreement between the Participant and the Company or (c) any other plan, practice or statutory obligation of the Company, shall not exceed the amount of payments and benefits provided by this Plan upon such events (plus any payments and benefits provided pursuant to a Prior Indemnity Agreement, as described in
Section 5.3(a)), and the aggregate

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amounts payable under this Plan shall be reduced to the extent of any excess
(but not below zero).

     8.   EXCLUSIVE REMEDY

          The payments and benefits provided by Section 5 and Section 6 (plus any payments and benefits provided pursuant to a Prior Indemnity Agreement, as described in Section 5.3(a)), if applicable, shall constitute the Participant's sole and exclusive remedy for any alleged injury or other damages arising out of the cessation of the employment relationship between the Participant and the Company in the event of the Participant's Termination Upon a Change in Control. The Participant shall be entitled to no other compensation, benefits, or other payments from the Company as a result of any Termination Upon a Change in Control with respect to which the payments and benefits described in Section 5 and Section 6 (plus any payments and benefits provided pursuant to a Prior Indemnity Agreement, as described in Section 5.3(a)), if applicable, have been provided to the Participant, except as expressly set forth in this Plan or, subject to the provisions of Sections 7.2, in a duly executed employment agreement between Company and the Participant.

     9.   PROPRIETARY AND CONFIDENTIAL INFORMATION

          The Participant agrees to continue to abide by the terms and conditions of the confidentiality and/or proprietary rights agreement between the Participant and the Company or any other member of the Company Group.

     10.  NONSOLICITATION

          If the Company performs its obligations to deliver the payments and benefits set forth in Section 5 and Section 6 (plus any payments and benefits provided pursuant to a Prior Indemnity Agreement, as described in Section 5.3(a)), then for a period equal to the Benefit Period applicable to a Participant following the Participant's Termination Upon a Change in Control, the Participant shall not, directly or indirectly, recruit, solicit or invite the solicitation of any employees of the Company to terminate their employment relationship with the Company.

     11.  NO CONTRACT OF EMPLOYMENT

          Neither the establishment of the Plan, nor any amendment thereto, nor the payment of any benefits shall be construed as giving any person the right to be retained by the Company, a Successor or any other member of the Company Group. Except as otherwise established in an employment agreement between the Company and a Participant, the employment relationship between the Participant and the Company is an "at-will" relationship. Accordingly, either the Participant or the Company may terminate the relationship at any time, with or without cause, and with or without notice except as otherwise provided by
Section 15. In addition, nothing in this Plan shall in any manner obligate any Successor or other member of the Company Group to offer employment to any Participant or to continue the employment of any Participant which it does hire for any specific duration of time.

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     12.  CLAIMS FOR BENEFITS

          12.1 ERISA PLAN. This Plan is intended to be (a) an employee welfare plan as defined in Section 3(1) of Employee Retirement Income Security Act of 1974 ("ERISA") and (b) a "top-hat" plan maintained for the benefit of a select group of management or highly compensated employees of the Company Group.

          12.2 APPLICATION FOR BENEFITS. All applications for payments and/or benefits under the Plan ("BENEFITS") shall be submitted to the Company's General Counsel (the "CLAIMS ADMINISTRATOR"). Applications for Benefits must be in writing on forms acceptable to the Claims Administrator and must be signed by the Participant or beneficiary. The Claims Administrator reserves the right to require the Participant or beneficiary to furnish such other proof of the Participant's expenses, including without limitation, receipts, canceled checks, bills, and invoices as may be required by the Claims Administrator.

          12.3 APPEAL OF DENIAL OF CLAIM.

               (a) If a claimant's claim for Benefits is denied, the Claims Administrator shall provide notice to the claimant in writing of the denial within ninety (90) days after its submission. The notice shall be written in a manner calculated to be understood by the claimant and shall include:

                    (1) The specific reason or reasons for the denial;

                    (2) Specific references to the Plan provisions on which the denial is based;

                    (3) A description of any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and

                    (4) An explanation of the Plan's claims review procedures and a statement of claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination.

               (b) If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial ninety
(90) day period. In no event shall such extension exceed ninety (90) days.

               (c) If a claim for Benefits is denied, the claimant, at the claimant's sole expense, may appeal the denial to the Committee (the "APPEALS ADMINISTRATOR") within sixty (60) days of the receipt of written notice of the denial. In pursuing such appeal the applicant or his duly authorized representative:

                    (1) may request in writing that the Appeals Administrator review the denial;

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                    (2) may review pertinent documents; and

                    (3) may submit issues and comments in writing.

               (d) The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and, if the decision on review is a denial of the claim for Benefits, shall include:

                    (1) The specific reason or reasons for the denial;

                    (2) Specific references to the Plan provisions on which the denial is based;

                    (3) A description of any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and

                    (4) An explanation of the Plan's claims review procedures and a statement of claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination.

     13.  DISPUTE RESOLUTION

          13.1 WAIVER OF JURY TRIAL. In the event of any dispute or claim relating to or arising out of this Plan that is not resolved in accordance with procedure described in Section 12, the Company and the Participant, each by executing a Participation Agreement, agree that all such disputes or claims shall be resolved by means of a court trial conducted by the superior or district court in Santa Clara County, California or as otherwise required by ERISA. The Company and the Participant, each by executing a Participation Agreement, irrevocably waive their respective rights to have any such disputes or claims tried by a jury, and agree that such courts will have personal and subject matter jurisdiction over all such claims or disputes. Notwithstanding the foregoing, in the event of any such dispute, the Company and the Participant may agree to mediate or arbitrate the dispute on such terms and conditions as may they may agree in writing.

          13.2 ATTORNEYS' FEES. The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Plan.

     14.  SUCCESSORS AND ASSIGNS

          14.1 SUCCESSORS OF THE COMPANY. The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

          14.2 ACKNOWLEDGMENT BY COMPANY. If, after a Change in Control, the Company fails to reasonably confirm that it has performed the obligation described in Section 13.1 within thirty (30) days after written notice from the Participant, such failure shall be a material breach of this Plan and shall entitle the Participant to resign for Good Reason and to receive the benefits provided under this Plan in the event of Termination Upon a Change in Control.

          14.3 HEIRS AND REPRESENTATIVES OF PARTICIPANT. This Plan shall inure to the benefit of and be enforceable by the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises, legatees or other beneficiaries. If the Participant should die while any amount would still be payable to the Participant hereunder (other than amounts which, by their terms, terminate upon the death of the Participant) if the Participant had continued to live, then all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the executors, personal representatives or administrators of the Participant's estate.

     15.  NOTICES

          15.1 GENERAL. For purposes of this Plan, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States certified mail, return receipt requested, or by overnight courier, postage prepaid, as follows:

               (a) if to the Company:

                           Finisar Corporation
                           1308 Moffett Park Drive
                           Sunnyvale, California 94089
                      Attention: President

               (b) if to the Participant, at the home address which the Participant most recently communicated to the Company in writing.

Either party may provide the other with notices of change of address, which shall be effective upon receipt.

          15.2 NOTICE OF TERMINATION. Any termination by the Company of the Participant's employment during the Change in Control Period or any resignation by the Participant during the Change in Control Period shall be communicated by a notice of termination or resignation to the other party hereto given in accordance with Section 15.1. Such notice shall indicate the specific termination provision in this Plan relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date.

     16.  TERMINATION AND AMENDMENT OF PLAN

          This Plan and/or any Participation Agreement executed by a Participant may not be terminated with respect to such Participant without the written consent of the Participant and the approval of the Board or the Committee. The Plan and/or any Participation Agreement executed by a Participant may be modified, amended or superseded with respect to such Participant only by a supplemental written agreement between the Participant and the Company approved by the Board or the Committee.

     17.  MISCELLANEOUS PROVISIONS

          17.1 UNFUNDED OBLIGATION. Any amounts payable to Participants pursuant to the Plan are unfunded obligations. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Board or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of the Company.

          17.2 NO DUTY TO MITIGATE; OBLIGATIONS OF COMPANY. A Participant shall not be required to mitigate the amount of any payment or benefit contemplated by this Plan by seeking employment with a new employer or otherwise, nor shall any such payment or benefit (except for benefits to the extent described in Section 5.2(b)) be reduced by any compensation or benefits that the Participant may receive from employment by another employer. Except as otherwise provided by this Plan, the obligations of the Company to make payments to the Participant and to make the arrangements provided for herein are absolute and unconditional and may not be reduced by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Participant or any third party at any time.

          17.3 NO REPRESENTATIONS. By executing a Participation Agreement, the Participant acknowledges that in becoming a Participant in the Plan, the Participant is not relying and has not relied on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Plan.

          17.4 WAIVER. No waiver by the Participant or the Company of any breach of, or of any lack of compliance with, any condition or provision of this Plan by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          17.5 CHOICE OF LAW. The validity, interpretation, construction and performance of this Plan shall be governed by the substantive laws of the State of California, without regard to its conflict of law provisions.

          17.6 VALIDITY. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

          17.7 BENEFITS NOT ASSIGNABLE. Except as otherwise provided herein or by law, no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge or in any other manner, and no attempted transfer or assignment thereof shall be effective. No right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant.

          17.8 TAX WITHHOLDING. All payments made pursuant to this Plan will be subject to withholding of applicable income and employment taxes.

          17.9 CONSULTATION WITH LEGAL AND FINANCIAL ADVISORS. By executing a Participation Agreement, the Participant acknowledges that this Plan confers significant legal rights, and may also involve the waiver of rights under other agreements; that the Company has encouraged the Participant to consult with the Participant's personal legal and financial advisors; and that the Participant has had adequate time to consult with the Participant's advisors before executing the Participation Agreement.

          17.10 FURTHER ASSURANCES. From time to time, at the Company's request and without further consideration, the Participant shall execute and deliver such additional documents and take all such further action as reasonably requested by the Company to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of the Plan and the Participant's Participation Agreement, Release and Restrictive Covenants Agreement, and to provide adequate assurance of the Participant's due performance thereunder.

     18.  AGREEMENT

          By executing a Participation Agreement, the Participant acknowledges that the Participant has received a copy of this Plan and has read, understands and is familiar with the terms and provisions of this Plan. This Plan shall constitute an agreement between the Company and the Participant executing a Participation Agreement.

     IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Plan was duly adopted by the Committee on February 25, 2003.



                                        ----------------------------------------

                                    EXHIBIT A

                                     FORM OF

                         AGREEMENT TO PARTICIPATE IN THE

                               FINISAR CORPORATION

                     EXECUTIVE RETENTION AND SEVERANCE PLAN

                         AGREEMENT TO PARTICIPATE IN THE
                               FINISAR CORPORATION
                     EXECUTIVE RETENTION AND SEVERANCE PLAN
                            ADOPTED FEBRUARY 25, 2003

     In consideration of the benefits provided by the Maxtor Corporation Executive Retention and Severance Plan (the "PLAN"), the undersigned employee of Finisar Corporation (the "COMPANY") and the Company agree that, as of the date written below, the undersigned shall become a Participant in the Plan and shall be fully bound by and subject to all of its provisions. All references to a "Participant" in the Plan shall be deemed to refer to the undersigned.

     [THE UNDERSIGNED IS A "KEY EMPLOYEE" (AS DEFINED BY THE PLAN) AS OF THE DATE OF THIS AGREEMENT. IF THE UNDERSIGNED REMAINS A KEY EMPLOYEE, BUT NOT AN "EXECUTIVE OFFICER," FOR THE PURPOSE OF DETERMINING ANY SEVERANCE PAYMENTS OR BENEFITS TO WHICH THE UNDERSIGNED MAY BECOME ENTITLED UNDER THE PLAN, THEN THE "BENEFIT PERIOD" APPLICABLE TO THE UNDERSIGNED UNDER THE PLAN SHALL BE PERIODS OF ________ MONTHS.]

     The undersigned employee acknowledges that the Plan confers significant legal rights and may also constitute a waiver of rights under other agreements with the Company; that the Company has encouraged the undersigned to consult with the undersigned's personal legal and financial advisors; and that the undersigned has had adequate time to consult with the undersigned's advisors before executing this agreement.

     The undersigned employee acknowledges that he or she has received a copy of the Plan and has read, understands and is familiar with the terms and provisions of the Plan. The undersigned employee further acknowledges that (1) the undersigned is waiving any right to a jury trial in the event of any dispute arising out of or related to the Plan and (2) except as otherwise established in an employment agreement between the Company and the undersigned, the employment relationship between the undersigned and the Company is an "at-will" relationship.

     Executed on _________________________.


PARTICIPANT                             FINISAR CORPORATION


                                        By:
---------------------------------          -------------------------------------
Signature

                                        Title:
---------------------------------             ----------------------------------
Name Printed

---------------------------------
Address

---------------------------------

                                    EXHIBIT B

                                    FORMS OF
                            GENERAL RELEASE OF CLAIMS
                                [Age 40 and Over]

                            GENERAL RELEASE OF CLAIMS
                                [AGE 40 AND OVER]

         This Agreement is by and between [EMPLOYEE NAME] ("Employee") and [FINISAR CORPORATION OR SUCCESSOR THAT AGREES TO ASSUME THE EXECUTIVE RETENTION AND SEVERANCE PLAN FOLLOWING A CHANGE IN CONTROL] (the "Company"). This Agreement will become effective on the eighth (8th) day after it is signed by Employee (the "Effective Date"), provided that the Company has signed this Agreement and Employee has not revoked this Agreement (by written notice to [COMPANY CONTACT NAME] at the Company) prior to that date.

                                    RECITALS

     A. Employee was employed by the Company as of ___________, ____.

     B. Employee and the Company entered into an Agreement to Participate in the Finisar Corporation Executive Retention and Severance Plan (such agreement and plan being referred to herein as the "Plan") effective as of __________, ____ wherein Employee is entitled to receive certain benefits in the event of a Termination Upon a Change in Control (as defined by the Plan), provided Employee signs and does not revoke a Release (as defined by the Plan).

     C. A Change in Control (as defined by the Plan) has occurred as a result of [BRIEFLY DESCRIBE CHANGE IN CONTROL]

     D. Employee's employment is being terminated as a result of a Termination Upon a Change in Control. Employee's last day of work and termination are effective as of _______________, ____. Employee desires to receive the payments and benefits provided by the Plan by executing this Release.

     NOW, THEREFORE, the parties agree as follows:

     1. Commencing on the Effective Date, the Company shall provide Employee with the applicable payments and benefits set forth in the Plan in accordance with the terms of the Plan. Employee acknowledges that the payments and benefits made pursuant to this paragraph are made in full satisfaction of the Company's obligations under the Plan. Employee further acknowledges that Employee has been paid all wages and accrued, unused vacation that Employee earned during his or her employment with the Company.

     2. Employee and Employee's successors release the Company, its respective subsidiaries, stockholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against those released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever directly related to Employee's employment by the Company or the termination of such employment and occurring or existing at any time up to and including the Effective Date, including, but not limited to, any claims of breach of written contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress, or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil

Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law. Notwithstanding the foregoing, this release shall not apply to any right of the Employee pursuant to Section 5.4 of the Plan or pursuant to a Prior Indemnity Agreement (as such term is defined by the Plan).

     3. Employee acknowledges that he or she has read Section 1542 of the Civil Code of the State of California, which states in full:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee waives any rights that Employee has or may have under Section 1542 and comparable or similar provisions of the laws of other states in the United States to the full extent that he or she may lawfully waive such rights pertaining to this general release of claims, and affirms that Employee is releasing all known and unknown claims that he or she has or may have against the parties listed above.

     4. Employee and the Company acknowledge and agree that they shall continue to be bound by and comply with the terms and obligations under the following agreements: (i) any proprietary rights or confidentiality agreements between the Company and Employee, (ii) the Plan, (iii) any Prior Indemnity Agreement (as such term is defined by the Plan) to which Employee is a party, and (iv) any stock option, stock grant or stock purchase agreements between the Company and Employee.

     5. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors, assigns, heirs and personal representatives.

     6. The parties agree that any and all disputes that both (i) arise out of the Plan, the interpretation, validity or enforceability of the Plan or the alleged breach thereof and (ii) relate to the enforceability of this Agreement or the interpretation of the terms of this Agreement shall be subject to the provisions of Section 12 and Section 13 of the Plan.

     7. The parties agree that any and all disputes that (i) do not arise out of the Plan, the interpretation, validity or enforceability of the Plan or the alleged breach thereof and (ii) relate to the enforceability of this Agreement, the interpretation of the terms of this Agreement or any of the matters herein released or herein described shall be resolved by means of a court trial conducted by the superior or district court in Santa Clara County, California. The parties hereby irrevocably waive their respective rights to have any such disputes tried to a jury, and the parties hereby agree that such courts will have personal and subject matter jurisdiction over all such disputes. Notwithstanding the foregoing, in the event of any such dispute, the parties may agree to mediate or arbitrate the dispute on such terms and conditions as may be agreed in writing by the parties. The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any action brought to resolve any such dispute.

     8. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any agreements described in paragraph 4 of this Agreement. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Employee. If any provision of this Agreement is deemed invalid, illegal or unenforceable, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected.

EMPLOYEE UNDERSTANDS THAT EMPLOYEE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT EMPLOYEE IS GIVING UP ANY LEGAL CLAIMS EMPLOYEE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EMPLOYEE FURTHER UNDERSTANDS THAT EMPLOYEE MAY HAVE UP TO 45 DAYS TO CONSIDER THIS AGREEMENT, THAT EMPLOYEE MAY REVOKE IT AT ANY TIME DURING THE 7 DAYS AFTER EMPLOYEE SIGNS IT, AND THAT IT SHALL NOT BECOME EFFECTIVE UNTIL THAT 7-DAY PERIOD HAS PASSED. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE COMPENSATION AND BENEFITS DESCRIBED IN PARAGRAPH 1.


Dated:
      ----------------------------      ----------------------------------------
                                        [Employee Name]


                                        [Company]


Dated:                                  By:
      ----------------------------         -------------------------------------

                                    EXHIBIT C

                                    FORMS OF
                            GENERAL RELEASE OF CLAIMS
                                 [Under Age 40]

                            GENERAL RELEASE OF CLAIMS
                                 [UNDER AGE 40]

     This Agreement is by and between [EMPLOYEE NAME] ("Employee") and [FINISAR CORPORATION OR SUCCESSOR THAT AGREES TO ASSUME THE EXECUTIVE RETENTION AND SEVERANCE PLAN FOLLOWING A CHANGE IN CONTROL] (the "Company"). This Agreement is effective on the day it is signed by Employee (the "Effective Date").

                                    RECITALS

     A. Employee was employed by the Company as of ____________, ____.

     B. Employee and the Company entered into an Agreement to Participate in the Finisar Corporation Executive Retention and Severance Plan (such agreement and plan being referred to herein as the "Plan") effective as of ___________, ____ wherein Employee is entitled to receive certain benefits in the event of a Termination Upon a Change in Control (as defined by the Plan), provided Employee signs a Release (as defined by the Plan).

     C. A Change in Control (as defined by the Plan) has occurred as a result of [BRIEFLY DESCRIBE CHANGE IN CONTROL]

     D. Employee's employment is being terminated as a result of a Termination Upon a Change in Control. Employee's last day of work and termination are effective as of ______________, ____ (the "Termination Date"). Employee desires to receive the payments and benefits provided by the Plan by executing this Release.

     NOW, THEREFORE, the parties agree as follows:

     1. Commencing on the Effective Date, the Company shall provide Employee with the applicable payments and benefits set forth in the Plan in accordance with the terms of the Plan. Employee acknowledges that the payments and benefits made pursuant to this paragraph are made in full satisfaction of the Company's obligations under the Plan. Employee further acknowledges that Employee has been paid all wages and accrued, unused vacation that Employee earned during his or her employment with the Company.

     2. Employee and Employee's successors release the Company, its respective subsidiaries, stockholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against those released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever directly related to Employee's employment by the Company or the termination of such employment and occurring or existing at any time up to and including the Termination Date, including, but not limited to, any claims of breach of written contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress, or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law. Notwithstanding the foregoing, this release shall not apply to any right of the Employee pursuant to Sections 5.4 of the Plan or pursuant to a Prior Indemnity Agreement (as such terms are defined by the Plan).

     3. Employee acknowledges that he or she has read Section 1542 of the Civil Code of the State of California, which states in full:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee waives any rights that Employee has or may have under Section 1542 and comparable or similar provisions of the laws of other states in the United States to the full extent that he or she may lawfully waive such rights pertaining to this general release of claims, and affirms that Employee is releasing all known and unknown claims that he or she has or may have against the parties listed above.

     4. Employee and the Company acknowledge and agree that they shall continue to be bound by and comply with the terms and his obligations under the following agreements: (i) any proprietary rights or confidentiality agreements between the Company and Employee, (ii) the Plan, (iii) any Prior Indemnity Agreement (as such term is defined by the Plan) to which Employee is a party, and (iv) any stock option, stock grant or stock purchase agreements between the Company and Employee.

     5. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors, assigns, heirs and personal representatives.

     6. The parties agree that any and all disputes that both (i) arise out of the Plan, the interpretation, validity or enforceability of the Plan or the alleged breach thereof and (ii) relate to the enforceability of this Agreement or the interpretation of the terms of this Agreement shall be subject to the provisions of Section 12 and Section 13 of the Plan.

     7. The parties agree that any and all disputes that (i) do not arise out of the Plan, the interpretation, validity or enforceability of the Plan or the alleged breach thereof and (ii) relate to the enforceability of this Agreement, the interpretation of the terms of this Agreement or any of the matters herein released or herein described shall be resolved by means of a court trial conducted by the superior or district court in Santa Clara County, California. The parties hereby irrevocably waive their respective rights to have any such disputes tried to a jury, and the parties hereby agree that such courts will have personal and subject matter jurisdiction over all such disputes. Notwithstanding the foregoing, in the event of any such dispute, the parties may agree to mediate or arbitrate the dispute on such terms and conditions as may be agreed in writing by the parties. The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any action brought to resolve any such dispute.

     8. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any agreements described in paragraph 4 of this Agreement. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Employee. If any provision of this Agreement is deemed invalid, illegal or unenforceable, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected.

EMPLOYEE UNDERSTANDS THAT EMPLOYEE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT EMPLOYEE IS GIVING UP ANY LEGAL CLAIMS EMPLOYEE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT EMPLOEE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE COMPENSATION AND BENEFITS DESCRIBED IN PARAGRAPH 1.


Dated:
      ----------------------------      ----------------------------------------
                                        [Employee Name]


                                        [Company]


Dated:                                  By:
      ----------------------------         -------------------------------------


                                      -3-